"Lancer Orthodontics" Board of Directors approved at their November 19, 2004 Board of Directors meeting, the promotion and appointment of Dan Castner to the position of President of the Corporation. An employment agreement memorializing this appointment was signed by Lancer and Mr. Castner on November 29, 2004, and is attached hereto."



                             EMPLOYMENT AGREEMENT


     This Agreement made and entered into as of the 1st day of November 29, 2004 by and between Lancer Orthodontics, Inc., a California corporation, having a place of business at 253 Pawnee Street, San Marcos, CA 92069 ("Employer" or "Lancer"), and, Dan Castner, having an address at 1416 Branta Ave Carlsbad, CA 92009 ("Employee" or "Castner").

                                WITNESSETH:

     WHEREAS, Lancer is engaged in the manufacturing, marketing, and distribution of orthodontic products; and

     WHEREAS, Lancer desires to employ Castner as President, and Castner desires to be so employed by Lancer, all pursuant to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:


     1.  EMPLOYMENT:  DUTIES

         (a) Lancer hereby agrees to employ Castner, and Castner hereby agrees to accept employment during the term hereof as President, and shall perform such services as are customarily performed by persons holding such office, subject at all times to the direction of the CEO or such other designee as the Board of Directors of Employer shall determine. Employee's responsibilities hereunder shall be the general oversight of all of the Employer's operating divisions. Employee understands that all significant human resource decisions, including any hiring, termination or change in compensation requires the written approval of the CEO of the Employer.
Nothing herein contained shall be construed as (i) preventing Employee from investing his personal assets in any business, provided such business venture or business does not compete with Employer or conflict with Employee's duties and obligations as an officer and director of the Employer, or (ii) preventing Employee from purchasing securities in any corporation whose securities are regularly publicly traded, if such purchases shall not result in his owning beneficially at any time two-percent (2%) or more of the equity securities of any corporation engaged in a business which is not competitive to that of Employer.

          (b) Castner shall devote his full-time professional efforts to Lancer. In no event shall Castner perform any active or passive management, operational or consulting services whatsoever for any other corporation or organization, irrespective of whether he has any investment interest therein.


     2.  TERM

         Employee's employment hereunder shall be for a two (2) year term, commencing November 1, 2004 and ending on October 31, 2006. This Agreement shall be automatically extended from month to month thereafter unless either party gives not less than fourteen days (14) days written notice to the other that such party elects to have the Agreement terminated effective at the end of the initial two (2) year period or the then current monthly renewal term.


     3.  COMPENSATION

         (a) As compensation for the performance of his duties on behalf of Employer, effective November 1, 2004, Employer shall pay Employee a base salary at the rate of One Hundred and Fifty-Five Thousand Dollars ($155,000.00) per annum, payable in installments in accordance with the usual practice of the Employer. The Employee will be considered for merit increase after first 12 months under this agreement. This will be based on Lancer's current Evaluation Policies and Procedures.

         (b) Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder upon presentation by Employee of the details of vouchers for such expenses in accordance with customary Employer practice.

         (c) Employer will reimburse Employee for all legal fees Employee incurred to review and initiate this agreement. This will not exceed $2000 and will be supported by itemized receipts.

         (d) Employee will receive a monthly car allowance of $300 per month throughout this agreement. This will be itemized under normal expense reporting procedures.

         (e) Employee shall be entitled to participate in all retirement, life insurance, medical insurance, disability insurance, vacation, savings and other employee benefit plans generally available to the senior officers of the Employer, so long as such benefits comply with applicable law (including without limitation the Internal Revenue Code of 1986, as amended, and ERISA).

Employee may be eligible for royalties on any intellectual properties invented by Employee or co-invented by Employee, however such royalties are in no way guaranteed. These inventions must be patented. If such royalties are agreed upon, the amount and duration of such royalty will be negotiated and documented in a separate agreement.

         (f) Employee has option to consult and lecture for fees for "Influence at Work Program" This program will be part of Lancer Learning Program and be done to also promote and sell Lancer Appliances. All time and fees will be approved by CEO.

         (g) No later than May 31, 2005, Employee shall be granted stock options to purchase 100,000 shares of the Employer's common stock at an exercise price equal to the fair market value of the Employer's common stock on the date of grant, as determined by the trading price of the stock and the Board of Directors, with one twenty-forth (1/24) vesting per month each month thereafter for said two (2) year period. Should the Employer be purchased by an unaffiliated third party, any remaining unvested options shall immediately vest. The options shall have a term of five (5) years. However, the options shall terminate 60 days from the date of termination of the Employee's relationship with the company or any of its subsidiaries other than by reason of death or disability.

     4.  NON-COMPETITION

         (a) Subsequent to the expiration or termination of this Agreement, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit the employees of Employer.

         (b) During the term of this Agreement and for a period of twenty-four (24) months from the date of termination of his employment hereunder for whatever reason, Employee will not disclose or use or enable anyone else to use any non public information or data which may be obtained by him or available to him during the term of employment.

         (b) During the term of this Agreement and for a period of twenty-four (24) months from the date of termination of his employment hereunder for whatever reason, Employee agrees that he will not solicit any customers who are presently or may hereafter become customers of Employer unless such solicitation is entirely unrelated to Employer's business. Employee further agrees not to compete in any way with Employer, alone or together with others, in any business in which Employer is engaged at the time of termination of employment.

         (c) In the event that Employee breaches any provisions of this paragraph or there is a threatened breach, then, in addition to any other rights which Employer may have, Employer shall be entitled to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Employee shall not urge as a defense that there is an adequate remedy at law nor shall Employer be prevented from seeking any other remedies which may be available.

         (d) The existence of any claim or cause of action by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive

         Change of Control Provision will apply to this agreement in any of the following scenarios where the Employee can leave with severance and partial or full vesting, if they occur.

              a. Acquisition of all or substantially all of the company's assets by a third party;

              b. Acquisition of a majority of the company's outstanding voting common stock by any person not currently holding such a majority

              c. A change in CEO not occasioned by retirement, expiration of the CEO's employment agreement, disability or death

              d. A merger or acquisition in which the Company is not the surviving or acquiring entity


     5.  TERMINATION

         (a) Anything to the contrary notwithstanding, this Agreement shall terminate thirty (30) days after the Employee's (i) death or (ii) disability for a period of not less than twenty-six (26) consecutive weeks; provided, however, that the provisions of Section 6 hereof shall remain in full force and effect through the end of the term hereof.

         (b) Employee's employment hereunder may also be terminated by the Employer before the expiration of the term hereof only for cause as herein defined. "Cause" shall mean only one or more of the following occurrences:

              (i) The Employee's conviction of a felony by a court of competent jurisdiction (which conviction, through lapse of time or otherwise, is not subject to appeal); or

              The Employee's commission of an act of fraud or embezzlement upon the Employer and/or falsification of records or statements of Employer;

               (i)  Material breach of this agreement; or

              (ii)  Intentional misuse of funds or property of Employer; or

             (iii) Failure or inability of Employee to reasonably perform his duties and services to Lancer; or

              (iv) Other substantial misconduct by Employee that results in material adverse effect, discredit or disrepute to Lancer.


     6.  SEVERANCE

         In the event of termination of employment of Employee by Employer before the expiration of the term hereof, except when such termination is in accordance with the provisions of paragraph 5(a) or 5(b) hereof, Employer will provide Employee with severance pay in the amount of One Hundred Fifty-Five Thousand Dollars ($155,000.000), payable one-twelfth (1/12) per month for twelve (12) consecutive months. Employer shall also continue to provide to Employee the retirement benefits, life insurance, medical insurance and disability insurance pursuant to Section 3(c) for the twelve (12) month severance payment period. In the event that there is a change of control defined in paragraph 4 this severance obligation shall trigger and become payable to Castner if he is not offered a position which is comparable in content, location, reporting relationships and compensation by the purchaser.


     7.  NOTICES

         All notices hereunder shall be in writing and shall be delivered in person or given by registered or certified mail, postage prepaid, and sent to the parties at the respective addresses above set forth. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided.



     8.  SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


     9.  GOVERNING LAW

         This Agreement shall be construed and governed by the laws of the State of California.


     10.  NON-WAIVER

          The failure of either party to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of future compliance therewith.


     11.  ENTIRE AGREEMENT; MODIFICATION

          This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.


     12.  NON-ASSIGNMENT; SUCCESSORS

          Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer upon any sale of all or substantially all of the Employer's assets, or upon any merger, consolidation or reorganization of the Employer with or into any other corporation, all as though such successors and assigns of the Employer and their respective successors and assigns were the Employer; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Employee to the extent of any payments due to them hereunder. As used in this Agreement, the term "Employer" shall be deemed to refer to any such successor or assign of the Employer referred to in the preceding sentence.


     13.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.




          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                   Lancer Orthodontics, Inc,

                                                   By:_______________________
                                                      /s/ Allen Barbieri
                                                          Allen Barbieri, CEO




                                                      _______________________
                                                      /s/ Dan Castner
                                                          Dan Castner